Exhibit 99.1

For more information, contact:

Investor Relations	Media Contact
Stan Kovler	Christi Nicolacopoulos
919/595-4196	603/952-5005
Investor_relations@extremenetworks.com	pr@extremenetworks.com

Extreme Networks Reports Second Quarter Fiscal Year 2021 Financial Results

Achieved Record Non-GAAP Gross Margin and Double-Digit Operating Profit

Reaffirms Q3 Business Outlook

SAN JOSE, Calif., February 9, 2021 -- Extreme Networks, Inc. (“Extreme”) (Nasdaq: EXTR) today released financial results for its second fiscal quarter ended December 31, 2020, which follows Extreme’s preliminary results reported on January 27, 2021. The company has finalized its quarter-end procedures and is reporting its final Q2 financial results.

Fiscal Second Quarter Results:

•	Revenue $242.1 million, down 9% year-over-year and up 3% quarter-over-quarter
•	GAAP EPS $(0.02), up from ($0.20) in Q2 last year
•	Non-GAAP EPS $0.13, up from $0.11 in Q2 last year
•	GAAP gross margin 57.9% compared to 55.6% in Q2 last year
•	Non-GAAP gross margin 61.0% compared to 60.0% in Q2 last year
•	GAAP operating margin 2.4% compared to (5.7)% in Q2 last year
•	Non-GAAP operating margin 10.2%, compared to 9.0% in Q2 last year
•	Net cash provided by operating activities of $38.0 million
•	Free Cash Flow of $33.0 million

“Our Q2 results reflect the strength of Extreme’s financial and business performance, despite the challenging operating environment. We reiterate our previously issued Q3 business outlook. We expect double-digit year-over-year revenue growth and margin expansion due to increased demand in the marketplace for our differentiated solutions in the second half of FY21,” stated Ed Meyercord, President and CEO of Extreme.

“Our final Q2 results are highlighted by 3% sequential revenue growth and record non-GAAP gross margins, driven by a third consecutive quarter of improvement in product gross margin. We achieved double-digit operating margin two quarters ahead of our prior expectations, with a 10.2% non-GAAP operating margin, and generated over $30 in million cash flow,” stated Remi Thomas, CFO of Extreme.

Fiscal Q2 2021 Financial Metrics:

(in millions, except percentages and per share information)

	Q2 FY'21	Q2 FY'20	Change
GAAP Results of Operations
Product	$165.8	$190.5	$(24.7)	(13)%
Service and subscription	76.3	77.0	(0.7)	(1)%
Total net revenue	$242.1	$267.5	$(25.4)	(9)%
Gross margin	57.9%	55.6%	230 bps	-
Operating margin	2.4%	(5.7)%	806 bps	-
Net loss	$(3.1)	$(23.5)	$20.4	87%
Net loss per diluted share	$(0.02)	$(0.20)	$0.18	90%
Non-GAAP Results of Operations
Product	$165.8	$190.5	$(24.7)	(13)%
Service and subscription	76.3	77.0	(0.7)	(1)%
Total net revenue	$242.1	$267.5	$(25.4)	(9)%
Gross margin	61.0%	60.0%	100 bps	-
Operating margin	10.2%	9.0%	120 bps	-
Net income	$16.0	$13.1	$2.9	22%
Net income per diluted share	$0.13	$0.11	$0.02	18%

•

Q2 ending cash balance was $184.0 million, a decrease of $9.1 million from the end of Q1. This was primarily driven by cash usage of $42.5 million for financing activities, primarily due to full repayment of our revolving credit facility and principal payments on our term loan, along with $5.0 million for capital expenditures, partially offset by operating cash flow generation of $38.0 million.

•	Q2 accounts receivable balance was $128.2 million, with days sales outstanding of 49, an increase of 1 day from Q1 and a decrease of 6 days from Q2 last year.
•

Q2 ending inventory was $49.8 million, a decrease of $6.0 million from Q1 and a decrease of $29.9 million from Q2 last year. The year-over-year and quarter-over-quarter decreases in inventory largely reflects improved demand planning, SKU rationalization and higher inventory turnover.

•

Q2 ending gross debt* was $356.3 million, a decrease of $39.8 million from the prior quarter. The decrease reflects the principal debt payment of approximately $4.8 million and payments of $35.0 million on the revolving credit facility. The $19.0 million decrease from Q2 last year resulted primarily from principal debt payments. Net debt* of $172.3 million decreased by $30.6 million from $202.9 million in Q1.

•

Since publishing its preliminary Q2 results on January 27, 2021, the Company has now finalized the estimate of its distributor rebate accrual and recorded an immaterial adjustment, which is incorporated in its Q2 reported financial results. This had no effect on quarterly cash flows.

Extreme uses the non-GAAP free cash flow metric as a measure of operating performance. Free cash flow represents GAAP net cash provided by operating activities, less purchases of property, plant and equipment.  Extreme considers free cash flow to be useful information for management and investors regarding the amount of cash generated by the business after the purchases of property, plant and equipment, which can then be used to, among other things, invest in Extreme’s business, make strategic acquisitions, and strengthen the balance sheet. A limitation of the utility of this non-GAAP free cash flow metric as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period. The following table shows non-GAAP free cash flow calculation (in thousands):

Free Cash Flow	Three Months Ended		Six Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Cash flow provided by operations	$38,026	$22,112	$62,771	$21,911
Less: PP&E CapEx spending	(5,016)	(4,198)	(8,039)	(9,438)
Total free cash flow	$33,010	$17,914	$54,732	$12,473

*Gross debt is defined as long-term and current portion of long-term debt as shown on the balance sheet plus unamortized debt issuance costs. Net debt is defined as gross debt minus cash, as shown in the table below (in millions):

Gross debt	Cash	Net debt
$356.3	$184.0	$172.3

Business Outlook:

Extreme reiterates the Q3 business outlook initially provided on January 27, 2021. This business outlook is based on current expectations. The following statements are forward-looking, and actual results could differ materially based on various factors, including market conditions and the factors set forth under “Forward-Looking Statements” below.

For its third quarter of fiscal 2021, ending March 31, 2021, the Company is targeting:

(in millions, except percentages and per share information)	Low-End	High-End
FQ3'21 Guidance – GAAP
Total Net Revenue	$240.0	$250.0
Gross Margin	58.4%	59.5%
Operating Expenses	$137.6	$139.6
Operating Margin	1.1%	3.7%
Net Income (loss)	$(5.5)	$1.1
Net Income (loss) per diluted share	$(0.04)	$0.01
Shares outstanding used in calculating GAAP EPS	124.7	126.6
FQ3’21 Guidance – Non - GAAP
Total Net Revenue	$240.0	$250.0
Gross Margin	61.5%	62.5%
Operating Expenses	$126.0	$128.0
Operating Margin	9.0%	11.3%
Net Income	$13.5	$20.1
Income per diluted share	$0.11	$0.16
Shares outstanding used in calculating non-GAAP EPS	126.6	126.6

The following table shows the GAAP to non-GAAP reconciliation for Q3 FY’21 guidance:

	Gross Margin Rate	Operating Margin Rate	Earnings per Share
GAAP	58.4% - 59.5%	1.1% - 3.7%	$(0.04) - $0.01
Estimated adjustments for:
Amortization of product intangibles	2.4%	2.4%	0.05
Share-based compensation	0.3%	4.1%	0.08
Restructuring	—	0.3%	0.01
Amortization of non-product intangibles	0.3%	0.9%	0.02
Non-GAAP	61.5% - 62.5%	9.0% - 11.3%	$0.11- $0.16

The total of percentage rate changes may not equal the total change in all cases due to rounding.

About Extreme:

Extreme Networks, Inc. (EXTR) creates effortless networking experiences that enable all of us to advance. We push the boundaries of technology leveraging the powers of machine learning, artificial intelligence, analytics, and automation. Over 50,000 customers globally trust our end-to-end, cloud-driven networking solutions and rely on our top-rated services and support to accelerate their digital transformation efforts and deliver progress like never before. For more information, visit Extreme's website or follow us on Twitter, LinkedIn, and Facebook.

Extreme Networks, and the Extreme Networks logo, are trademarks of Extreme Networks, Inc. or its subsidiaries in the United States and/or other countries.   Other trademarks shown herein are the property of their respective owners.

Non-GAAP Financial Measures:

Extreme provides all financial information required in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company is providing with this press release non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, and non-GAAP free cash flow. In preparing non-GAAP information, the Company has excluded, where applicable, the impact of share-based compensation, acquisition and integration costs, acquired inventory adjustments, amortization of acquired intangibles, inventory valuation adjustment, and restructuring charges.  The Company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the Company, the Company's marketplace performance, and the Company's ability to generate cash from operations. Please note the Company's non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company's GAAP financial information.

The Company has provided a non-GAAP reconciliation of the results for the periods presented in this release, which are adjusted to exclude certain items as indicated.  These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company's ongoing performance as a business. Extreme uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Forward Looking Statements:

Statements in this press release, including statements regarding those concerning the company’s business outlook, future financial and operating results, and certain preliminary  financial results for the three months ended December 31, 2020 are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this release. There are several important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the potential impact of any adjustment to the company’s distributor rebate accrual (and issues arising therefrom), changes resulting from the completion of the quarter-end review process, the company’s failure to achieve targeted revenues and forecasted demand from end customers; a highly competitive business environment for network switching equipment and cloud management of network devices; the company’s effectiveness in controlling expenses; the possibility that the company might experience delays in the development or introduction of new technology and products; customer response to the company’s new technology and products; risks related to pending or future litigation; macroeconomic and political and geopolitical factors, a dependency on third parties for certain components and for the manufacturing of the company’s products; and the impacts of COVID-19, and any worsening of the global business and economic environment as a result, on the company’s business.

More information about potential factors that could affect the Company's business and financial results are described in “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2020, Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and other documents of the Company on file with the Securities and Exchange Commission (available at www.sec.gov).  As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and the company’s financial condition and results of operations could be materially adversely affected. Except as required under the U.S. federal securities laws and the rules and regulations of the U.S. Securities and Exchange Commission, Extreme disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

###

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	December 31, 2020	June 30, 2020
ASSETS
Current assets:
Cash	$183,969	$193,872
Accounts receivable, net of allowance for doubtful accounts of $1,335 and $1,212, respectively	128,242	122,727
Inventories	49,830	62,589
Prepaid expenses and other current assets	41,257	35,019
Total current assets	403,298	414,207
Property and equipment, net	55,974	58,813
Operating lease right-of-use assets, net	45,087	51,274
Intangible assets, net	51,748	68,394
Goodwill	331,159	331,159
Other assets	58,571	55,241
Total assets	$945,837	$979,088
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt, net of unamortized debt issuance costs of $2,463 and $2,484, respectively	$18,912	$16,516
Accounts payable	53,677	48,439
Accrued compensation and benefits	62,212	50,884
Accrued warranty	13,073	14,035
Current portion, operating lease liabilities	19,226	19,196
Current portion, deferred revenue	198,291	190,226
Other accrued liabilities	56,851	58,525
Total current liabilities	422,242	397,821
Deferred revenue, less current portion	110,844	100,961
Long-term debt, less current portion, net of unamortized debt issuance costs of $5,934 and $7,165, respectively	328,941	394,585
Operating lease liabilities, less current portion	42,059	50,238
Deferred income taxes	2,650	2,334
Other long-term liabilities	21,176	27,751
Commitments and contingencies	—	—
Stockholders’ equity:
Convertible preferred stock, $0.001 par value, issuable in series, 2,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 750,000 shares authorized; 130,180 and 127,114 shares issued, respectively; 123,583 and 120,517 shares outstanding, respectively	130	127
Additional paid-in-capital	1,055,719	1,035,041
Accumulated other comprehensive loss	(2,670)	(6,378)
Accumulated deficit	(992,141)	(980,279)
Treasury stock at cost: 6,597 and 6,597 shares, respectively	(43,113)	(43,113)
Total stockholders’ equity	17,925	5,398
Total liabilities and stockholders’ equity	$945,837	$979,088

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net revenues:
Product	$165,845	$190,492	$327,241	$375,626
Service and subscription	76,283	76,980	150,689	147,352
Total net revenues	242,128	267,472	477,930	522,978
Cost of revenues:
Product	74,005	91,387	147,400	182,778
Service and subscription	27,931	27,414	55,320	54,286
Total cost of revenues	101,936	118,801	202,720	237,064
Gross profit:
Product	91,840	99,105	179,841	192,848
Service and subscription	48,352	49,566	95,369	93,066
Total gross profit	140,192	148,671	275,210	285,914
Operating expenses:
Research and development	49,186	55,380	98,710	114,496
Sales and marketing	66,732	75,436	131,057	146,793
General and administrative	16,360	15,098	32,821	30,080
Acquisition and integration costs	—	8,994	1,975	24,919
Restructuring and related charges, net of reversals	695	6,622	1,696	12,759
Amortization of intangibles	1,506	2,377	3,298	4,307
Total operating expenses	134,479	163,907	269,557	333,354
Operating income (loss)	5,713	(15,236)	5,653	(47,440)
Interest income	82	477	200	1,144
Interest expense	(6,068)	(6,234)	(12,731)	(11,398)
Other expense, net	(954)	(748)	(1,841)	(190)
Income (loss) before income taxes	(1,227)	(21,741)	(8,719)	(57,884)
Provision for income taxes	1,823	1,797	3,143	3,392
Net loss	$(3,050)	$(23,538)	$(11,862)	$(61,276)
Basic and diluted loss per share:
Net loss per share - basic and diluted	$(0.02)	$(0.20)	$(0.10)	$(0.51)

Shares used in per share calculation - basic and diluted	123,264	119,555	122,485	119,891

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	December 31, 2020	December 31, 2019
Cash flows from operating activities:
Net loss	$(11,862)	$(61,276)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	12,471	14,251
Amortization of intangible assets	16,646	17,772
Reduction in carrying amount of right-of-use asset	8,072	8,477
Provision for doubtful accounts	143	626
Share-based compensation	18,397	19,792
Deferred income taxes	628	801
Non-cash restructuring and impairment charges	-	7,622
Non-cash interest expense	2,171	1,982
Other	3,195	735
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(5,658)	25,751
Inventories	6,340	3,157
Prepaid expenses and other assets	(3,740)	(274)
Accounts payable	4,913	(9,070)
Accrued compensation and benefits	10,984	(3,036)
Operating lease liabilities	(10,116)	(9,051)
Deferred revenue	17,949	6,181
Other current and long-term liabilities	(7,762)	(2,529)
Net cash provided by operating activities	62,771	21,911
Cash flows from investing activities:
Capital expenditures	(8,039)	(9,438)
Business acquisitions, net of cash acquired	—	(219,458)
Maturities and sales of investments	—	45,249
Net cash used in investing activities	(8,039)	(183,647)
Cash flows from financing activities:
Borrowings under Term Loan	—	199,500
Payments on debt obligations	(64,500)	(24,950)
Loan fees on borrowings	—	(10,514)
Equity forward contract	—	(4,821)
Repurchase of common stock	—	(25,179)
Proceeds from issuance of common stock, net of tax withholding	2,284	2,906
Payment of contingent consideration obligations	(1,021)	(2,206)
Deferred payments on an acquisition	(2,000)	(2,000)
Net cash (used in) provided by financing activities	(65,237)	132,736

Foreign currency effect on cash	602	(193)

Net decrease in cash	(9,903)	(29,193)

Cash at beginning of period	193,872	169,607
Cash at end of period	$183,969	$140,414

Extreme Networks, Inc.

Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, (“GAAP”), Extreme uses non-GAAP measures of certain components of financial performance.  These non-GAAP measures include non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP operating income, non-GAAP net income, non-GAAP earnings per diluted share and non-GAAP free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.  In this press release, Extreme also presents its target for non-GAAP operating expenses, which is operating expenses less share-based compensation expense, restructuring charges and amortization of acquired intangibles.

Non-GAAP measures presented in this press release are not in accordance with or alternative measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies.  In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Extreme’s results of operations as determined in accordance with GAAP.  These non-GAAP measures should only be used to evaluate Extreme’s results of operations in conjunction with the corresponding GAAP measures.

Extreme believes these non-GAAP measures when shown in conjunction with the corresponding GAAP measures enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance stockholder value.  In addition, because Extreme has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.

For its internal planning process, and as discussed further below, Extreme's management uses financial statements that do not include share-based compensation expense, acquired inventory adjustments, acquisition and integration costs, amortization of acquired intangibles, inventory valuation adjustments, and restructuring charges.  Extreme’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.

As described above, Extreme excludes the following items from one or more of its non-GAAP measures when applicable.

Share-based compensation. Consists of associated expenses for stock options, restricted stock awards and the Company’s Employee Stock Purchase Plan.  Extreme excludes share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing cash requirement related to its operating results. Extreme expects to incur share-based compensation expenses in future periods.

Acquired inventory adjustments. Purchase accounting adjustments relating to the mark up of acquired inventory to fair value less disposal costs.

Acquisition and integration costs. Acquisition and integration costs consist of specified compensation charges, software charges, legal and professional fees related to the acquisition of Aerohive. Extreme excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

Amortization of acquired intangibles. Amortization of acquired intangibles includes the monthly amortization expense of intangible assets such as developed technology, customer relationships, trademarks and order backlog.  The amortization of the developed technology and order backlog are recorded in cost of goods sold, while the amortization for the other intangibles are recorded in operating expenses.  Extreme excludes these expenses since they result from an intangible asset and for which the period expense does not impact the operations of the business and are non-cash in nature.

Inventory valuation adjustments. Adjustments relating to the mark down of inventory due to duplication of products lines with acquisition of Aerohive net of recoveries on the sale of inventory marked down in previous quarters.

Restructuring charges. Restructuring charges primarily consist of severance costs for employees which have no benefit to continuing operations and impairment of right-of-use assets, long-lived assets and other charges related to excess facilities. Extreme excludes restructuring expenses since they result from events that occur outside of the ordinary course of continuing operations.

Income Taxes. Beginning with our first quarter of fiscal 2021, we are changing how we calculate our non-GAAP provision for income taxes in accordance with the SEC guidance on non-GAAP Financial Measures Compliance and Disclosure Interpretation.   Previously, the non-GAAP tax provision consisted of current and deferred income tax expense on a GAAP basis as if our carryforward net operating losses were sufficient to offset our non-GAAP adjustments.   Beginning with our first quarter of fiscal 2021, we have assumed our U.S. federal and state net operating losses would have been fully consumed by the historical non-GAAP financial adjustments, eliminating the need for a full valuation allowance against our U.S. deferred tax assets which consequently, enables our use of research and development tax credits which were previously not utilizable.  The non-GAAP tax provision will now consist of current and deferred income tax expense commensurate with the non-GAAP measure of profitability using our blended U.S. statutory tax rate of 24.2%.  We have adjusted the fiscal 2020 non-GAAP tax provision to reflect the 2020 non-GAAP operating results to be comparable with fiscal 2021 results.  As a result of this change, non-GAAP net income for the second quarter of fiscal 2020 changed from $0.13 per diluted share as previously reported to $0.11 per diluted share.

This change will not affect our non-GAAP income before income taxes, actual cash tax payments or cash flows, but will result in a higher or lower non-GAAP provision for income taxes depending on the level and jurisdictional mix of pre-tax income and available U.S. research and development tax credits.  As of June 30, 2020, we had U.S. federal net operating loss carryforwards of $310 million and state net operating loss carryforwards of $181 million.  We do not expect to pay substantial taxes on a GAAP basis in the U.S. for the foreseeable future due to our net operating loss carryforward balances.  Over the near term, most of our cash taxes will continue to be mainly driven by the tax expense of our foreign subsidiaries which amounts have not historically been significant, with the exception of the Company’s Irish operating company which has fully utilized available net operating loss carryforwards as of the second quarter of fiscal 2021.  We also believe our long-term effective GAAP tax rate will be lower than the U.S. statutory rate based upon our established tax structure.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except percentages and per share amounts)

(Unaudited)

Revenues	Three Months Ended		Six Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Revenues - GAAP	$242,128	$267,472	$477,930	$522,978

Non-GAAP Gross Margin	Three Months Ended		Six Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Gross profit - GAAP	$140,192	$148,671	$275,210	$285,914
Gross margin - GAAP percentage	57.9%	55.6%	57.6%	54.7%
Adjustments:
Share-based compensation expense	753	907	1,383	1,504
Acquired inventory adjustments	—	3,434	—	7,303
Acquisition and integration costs	—	1,734	10	1,884
Amortization of intangibles	6,633	6,867	13,266	13,259
Inventory valuation adjustments	—	(1,169)	—	3,677
Total adjustments to GAAP gross profit	$7,386	$11,773	$14,659	$27,627
Gross profit - non-GAAP	$147,578	$160,444	$289,869	$313,541
Gross margin - non-GAAP percentage	61.0%	60.0%	60.7%	60.0%

Non-GAAP Operating Income	Three Months Ended		Six Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
GAAP operating income (loss)	$5,713	$(15,236)	$5,653	$(47,440)
GAAP operating income (loss) percentage	2.4%	(5.7)%	1.2%	(9.1)%
Adjustments:
Share-based compensation expense, cost of revenues	753	907	1,383	1,504
Share-based compensation expense, R&D	2,694	3,260	4,966	5,695
Share-based compensation expense, S&M	3,239	3,511	5,886	7,230
Share-based compensation expense, G&A	3,409	2,801	6,162	4,884
Inventory valuation adjustments	—	(1,169)	—	3,677
Acquisition and integration costs	—	10,728	1,985	26,803
Restructuring charges, net of reversals	695	6,622	1,696	12,759
Acquired inventory adjustments	—	3,434	—	7,303
Amortization of intangibles	8,139	9,244	16,564	17,566
Total adjustments to GAAP operating income (loss)	$18,929	$39,338	$38,642	$87,421
Non-GAAP operating income	$24,642	$24,102	$44,295	$39,981
Non-GAAP operating income percentage	10.2%	9.0%	9.3%	7.6%

Non-GAAP Net Income	Three Months Ended		Six Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
GAAP net loss	$(3,050)	$(23,538)	$(11,862)	$(61,276)
Adjustments:
Share-based compensation expense	10,095	10,479	18,397	19,313
Inventory valuation adjustments	—	(1,169)	—	3,677
Acquisition and integration costs	—	10,728	1,985	26,803
Restructuring charge, net of reversal	695	6,622	1,696	12,759
Acquired inventory adjustments	—	3,434	—	7,303
Amortization of intangibles	8,139	9,244	16,564	17,566
Tax effect of non-GAAP adjustments	107	(2,669)	165	(4,104)
Total adjustments to GAAP net loss	$19,036	$36,669	$38,807	$83,317
Non-GAAP net income	$15,986	$13,131	$26,945	$22,041

Earnings per share
Non-GAAP net income per share-diluted	$0.13	$0.11	$0.22	$0.18

Shares used in net income per share-diluted:
GAAP Shares used in per share calculation - basic	123,264	119,555	122,485	119,891
Potentially dilutive equity awards	2,463	3,632	1,681	3,555
Non-GAAP diluted shares used in per share calculation	125,727	123,187	124,166	123,446